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                                                                    Exhibit 21.1


               Subsidiaries of Republic Bancshares of Texas, Inc.


                                              Jurisdiction of
   Name of Subsidiary                    Incorporation or Organization
   ------------------                    -----------------------------

Republic National Bank                             United States
RBT Holdings, Inc.                                    Delaware